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                                                                     EXHIBIT 5.1





                                  June 11, 2002





Board of Directors
Premier Bancorp, Inc.
379 North Main Street
Doylestown, PA 18901

            RE:   Registration Statement on Form S-2
                  Our File No. 603-02

Ladies and Gentlemen:


      In connection with the proposed offering of up to 552,000 shares of Series A Preferred Stock, no par value (the "Series A Preferred Stock"), by Premier Bancorp, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-2 (the "Registration Statement"), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (File No. 333-87420), with respect to such Series A Preferred Stock, we, as special counsel to the Company, have reviewed:


      1.    The Articles of Incorporation of the Company, as amended;

      2.    The Bylaws of the Company, as amended;

      3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

      4. A subsistence certificate with respect to the Company issued by the Pennsylvania Department of State;


      5. The Registration Statement and all amendments and exhibits thereto, including the form of Underwriting Agreement and form of Series A Preferred Stock Statement of Rights, Designations and Preferences; and



      6. A proof of the form of certificate representing shares of the Series A Preferred Stock.


Based upon our review of the foregoing, it is our opinion that:

      (a) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth; and
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      (b)   The Series A Preferred Stock covered by the Registration Statement, when the Registration Statement has been declared effective, has been duly authorized and, when issued pursuant to the terms described in the Registration Statement and related Prospectus, will be legally issued by the Company and fully paid and nonassessable.


      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    SHUMAKER WILLIAMS, P.C.


                                    /s/ Shumaker Williams, P.C.